Exhibit 99.1

Emergent Capital Announces Successful Completion of its Corporate Recapitalization Plan

BOCA RATON, Fla., July 31, 2017- Emergent Capital, Inc. (OTCQB: EMGC) (“Emergent” or the “Company”) announced the completion of a series of integrated transactions to effect a recapitalization of the Company.

On July 28, 2017, the Company consummated a series of previously-announced integrated transactions to effect a recapitalization of the Company (the “Transaction Closing”) pursuant to certain separate Master Transaction Agreements (together, the “Master Transaction Agreements”) dated March 15, 2017 or May 12, 2017, as amended, by and among the Company, PJC Investments, LLC, a Texas limited liability company (“PJC”), and each Consenting Convertible Note Holder that was a party to such Master Transaction Agreement (the “Consenting Convertible Note Holders”). Pursuant to the Master Transaction Agreements, PJC and Triax Capital Advisors, a Delaware limited liability company (“Triax”) designated several investors to be parties to the transactions contemplated by the Master Transaction Agreements.

The series of transactions included, but was not limited to, the following:

Common Stock Purchase Agreement

The Company entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, PJC, certain investors jointly designated by PJC and Triax to be party to the Stock Purchase Agreement (collectively, the “Common Stock Investors”), and certain Convertible Note Holders that were a party to the Stock Purchase Agreement (collectively, the “Convertible Note Holder Purchasers,” and together with PJC and the Common Stock Investors, the “Purchasers”). Pursuant to the Stock Purchase Agreement, the Company issued and sold to the Purchasers 115,000,000 shares of the Company’s common stock, $0.01 par value (the “Common Stock”), at a price of $0.20 per share for an aggregate purchase price of $23.0 million.

Common Stock Purchase Warrants

The Company issued Common Stock Purchase Warrants to certain investors jointly designated by PJC and Triax (collectively, the “Warrant Investors”) giving the Warrant Investors the right to purchase up to an aggregate of 42,500,000 shares of the Common Stock at an exercise price of $0.20 per share (the “Warrant Shares”). The Warrant Shares are subject to anti-dilution adjustment provisions, and 25,000,000 Warrants are subject to certain vesting provisions before they become exercisable.

Convertible Note Exchange Offer

On July 26, 2017, the Company’s offer to exchange its outstanding $74,220,450 aggregate principal amount of 8.50% Senior Unsecured Convertible Notes due 2019 (the “Existing Convertible Notes”) for its 5.00% Senior Unsecured Convertible Notes due 2023 (the “New Convertible Notes”) expired (the “Convertible Note Exchange Offer”). At least 98% of the holders of the Existing Convertible Notes tendered their Existing Convertible Notes for New Convertible Notes in the Convertible Note Exchange Offer.

New Convertible Note Indenture and New Convertible Notes

The Company caused to be issued the New Convertible Notes in an aggregate amount of approximately $75.8 million pursuant to an Indenture (the “New Convertible Note Indenture”) between the Company and U.S. Bank, National Association, as indenture trustee. The terms of the New Convertible Notes are governed by the New Convertible Note Indenture, which provides, among other things, that the New Convertible Notes are unsecured senior obligations of the Company and will mature on February 15, 2023. The New Convertible Notes bear interest at a rate of 5.00% per annum from the issue date, payable semi-annually.

Additionally, within 60 days of the transaction closing date, the Company will prepare and file a shelf registration statement with the Securities and Exchange Commission registering the resale of, among other things, the shares of Common Stock issued pursuant to the Common Stock Purchase Agreement, the Warrant Shares, shares into which the New Convertible Notes may be converted and the New Convertible Notes.

Senior Secured Note Purchase Agreement

PJC, certain investors jointly designated by PJC and Triax (the “Note Purchase Investors”) and holders (the “Senior Secured Note Holders”) representing 100% of the aggregate outstanding principal amount of the Company’s 15.0% Senior Secured Notes due 2018 (the “Senior Secured Notes”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, the Note Purchase Investors purchased 100% of the Senior Secured Notes held by each Senior Secured Note Holder for an aggregate purchase price equal to the face amount of such purchased Senior Secured Notes.

The Company paid each Senior Secured Note Holder 5% of the face amount of the Senior Secured Notes held by such Senior Secured Note Holder as of immediately prior to the Transaction Closing, plus all accrued but unpaid interest of such Senior Secured Notes through the date of the Transaction Closing, pursuant to that certain Exchange Participation Agreement dated April 7, 2017 among the Company and Senior Secured Note Holders representing 100% of the aggregate outstanding principal amount of the Company’s Senior Secured Notes.

New Senior Secured Note Indenture and New Senior Secured Notes

The Company and Wilmington Trust, National Association, as indenture trustee (the “Senior Secured Note Trustee”) entered into an Amended and Restated Senior Secured Note Indenture (the “New Senior Secured Indenture”) to amend and restate the Indenture dated as of March 11, 2016 (as amended and supplemented or otherwise modified from time to time, the “Senior Secured Indenture”) between the Company and the Senior Secured Note Trustee following the Company’s receipt of requisite consents of the holders of the Senior Secured Notes. Pursuant to the terms of the New Senior Secured Indenture, the Company caused the cancellation of all outstanding Senior Secured Notes and the issuance of 8.5% Senior Secured Notes due 2021 (the “New Senior Secured Notes”) in an aggregate amount of $30.0 million.  The New Senior Secured Indenture provides, among other things, that the New Senior Secured Notes will be secured senior obligations of the Company and will mature on July 15, 2021. The New Senior Secured Notes will bear interest at a rate of 8.5% per annum, payable quarterly.

Changes in Articles of Amendments

Effective on July 17, 2017, the Company filed an Articles of Amendment to Articles of Incorporation (the “Articles Amendment”) to increase the authorized Common Stock from 80,000,000 shares to 415,000,000 shares.  As previously disclosed, the Articles Amendment was approved by the Company’s shareholders at the Company’s 2017 Annual Meeting.

Change of Control

As a result of the consummation of the transactions contemplated by the Master Transaction Agreements, on the date of the Transaction Closing, a change in control of the Company occurred. PJC and Triax, together with certain of their affiliates, acquired beneficial ownership of approximately 38.9% of the outstanding Common Stock, based on their aggregate acquisition of 39,320,038 shares of Common Stock and warrants to purchase 27,150,000 shares of Common Stock. Other investors designated by PJC and Triax acquired beneficial ownership of approximately 43.6% of the outstanding Common Stock, based on their aggregate acquisition of 55,000,000 shares of Common Stock and warrants to purchase 13,350,000 shares of Common Stock.  Additionally, PJC and Triax designated two of seven directors to the Company’s Board,  two other investors designated a third new director and a fourth new director, and a fifth new director was designated by a holder of New Convertible Notes, collectively resulting in a change in the majority of the Company’s Board.

Changes in Board of Directors Composition

Effective July 28, 2017, the Company received resignation notices from the following members of the Company’s Board of Directors: James Chadwick, Michael Crow, Phillip Goldstein, Gerald Hellerman and Gilbert Nathan.

Effective July 28, 2017 the Company appointed Mr. Patrick J. Curry, Mr. Joseph E. Sarachek, Mr. Matthew T. Epstein, Mr. James Hua and Mr. Robert Knapp to join the Company’s Board of Directors.

Patrick J. Curry, President and CEO of PJC Investments, LLC, commented, “Emergent’s management team, reconstituted Board, and all existing stakeholders are committed to seeing the Company succeed. In the coming weeks we will begin to outline our plans and vision for both the Company’s existing life settlements portfolio as well as other opportunities we see to  improve cash flows and build shareholder value.  We see tremendous opportunity at Emergent and are excited to get to work”

Antony Mitchell, CEO of Emergent commented, “After a long and complex series of transactions, I’m pleased the Company has completed this critical recapitalization with PJC, Triax and its debtholders. I believe that addressing the Company’s immediate liquidity issues has been a vital first step toward unlocking shareholder value for the long-term.  I thank the previous Board members for their service and look forward to working with the new Board to chart the best path forward for the Company.”

About PJC Investments, LLC.

PJC Investments, LLC, based in Waco, Texas, is an active and operating holding company with interests in a variety of businesses including transportation, real estate, construction, retail hearing healthcare, pharmaceuticals, life settlements, and a widely diverse group of other holdings.

About Triax Capital Advisors, LLC

Triax Capital Advisors, LLC, based in New York, is an investment advisory business with over 30 years of experience in restructurings, turnarounds, recapitalizations investing in deep value situations.  www.triaxcap.com

About Emergent Capital, Inc.

Emergent Capital, Inc. (OTCQB: EMGC) is a specialty finance company that invests in life settlements.  More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  These statements include, but may not be limited to, those relating to the effect of the Transaction Closing on the Company, the commitment to seeing the Company exceed, the outlines, plans and vision for the existing life settlements portfolio and other exciting opportunities the Company sees to grow its balance sheet and improve its cash flows, and the expectation of charting the best path forward for all stakeholders of the Company.  In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include (1) loss of key management and other personnel, (2) risks associated with our debt leverage and operating covenants under our debt instruments, (3) changes in economic conditions in the United States and abroad, and (4) other risks, uncertainties and other factors described in Emergent’s quarterly reports on Form 10-Q and annual reports on Form 10-K and in Emergent’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements to reflect subsequent events or circumstances or actual outcomes.  Actual results could vary materially depending on such risks and uncertainties that may affect Emergent and its business.

Contact:

David Sasso

SVP Corporate Development & Investor Relations

561.995.4300

dsasso@emergentcapital.com

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